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Exhibit 2.1

         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") among EXPORT EREZ USA, INC., a Delaware corporation ("Erez USA"), EXPORT EREZ LTD., a limited shares company organized under the Companies Ordinance of the State of Israel ("Erez Ltd.") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Erez Ltd.

         Whereas, Erez USA wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Erez Ltd. in a transaction intended to qualify as a reorganization within the meaning of ss.368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Now, therefore, Erez USA, Erez Ltd., and the Shareholders adopt this plan of reorganization and agree as follows:

         1.       Exchange of Stock

         1.1. Number of Shares. The Shareholders agree to transfer to Erez USA at the Closing (defined below) the number of shares of common stock of Erez Ltd., N.I.S. 1 par value per share, shown opposite their names in Exhibit A, in exchange pro rata for an aggregate of 11,500,000 shares of voting common stock of Erez USA, $0.0001 par value per share. Shares of deferred stock, N.I.S. 0.001 par value per share, shall not participate in the exchange.

         1.2. Exchange of Certificates. Each holder of an outstanding certificate or certificates theretofore representing shares of Erez Ltd. common stock shall surrender such certificate(s) for cancellation to Erez USA, and shall receive in exchange a certificate or certificates representing the number of full shares of Erez USA common stock into which the shares of Erez Ltd. common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Erez Ltd. shares by the Shareholders shall be effected by the delivery to Erez USA at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

         1.3. Fractional Shares. Fractional shares of Erez USA common stock shall not be issued, but in lieu thereof Erez USA shall round up fractional shares to the next highest whole number.

         1.4. Further Assurances. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Erez USA may request in order more effectively to sell, transfer, and assign the transferred stock to Erez USA and to confirm Erez USA's title thereto.

         2.       Exchange of Other Securities.

         2.1. Securities Exchanged. All outstanding warrants, options, stock rights and all other securities of Erez Ltd. owned by the Shareholders shall be exchanged and adjusted, subject to the terms contained in such warrants, options, stock rights or other securities, for similar securities of Erez USA. Shares of deferred stock, N.I.S. 0.001 par value per share, shall not participate in the exchange.


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         2.2.     Ratio of Exchange. The securities of Erez Ltd. owned by the
Shareholders, and the relative securities of Erez USA for which they will be exchanged, are set out opposite their names in Exhibit A.

         3. Closing. The Closing contemplated herein shall be held on February 14, 2000 at the principal offices of Cassidy & Associates, at 1504 R Street, N.W., Washington, D.C., unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

         Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

         4. Unexchanged Certificates. Until surrendered, each outstanding certificate that prior to the Closing represented Erez Ltd. common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Erez USA common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Erez Ltd. common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

         5.       Representations and Warranties of Erez Ltd.

         Erez Ltd. represents and warrants as follows:

         5.1. Corporate Status. Erez Ltd. is a limited shares company duly organized, validly existing, and in good standing under the laws of the State of Israel and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         5.2. Capitalization. The authorized capital stock of Erez Ltd. consists of 11,990 shares of common stock, N.I.S. 1 par value per share, of which 11,750 shares are issued and outstanding, all fully paid and nonassessable, and 20,000 shares of deferred stock, N.I.S. 0.001 par value per share, of which 10,400 shares are issued and outstanding, all fully paid and nonassessable. Holders of shares of deferred stock have no rights to participate in this exchange and no recourse against Erez USA under Israeli law.

         5.3. Subsidiaries. Except at set out in the attached Schedule 5.3, Erez Ltd. has no subsidiaries.

         5.4. Financial Statements. The audited financial statements of Erez Ltd. of December 31, 1998 or such other period as acceptable to Erez USA ("Erez Ltd.'s Financial Statements") furnished to Erez USA are correct and fairly present the financial condition of Erez Ltd. as of the dates and for the periods involved, and such statements were prepared in accordance with generally

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accepted accounting principles consistently applied.

         5.5. Undisclosed Liabilities. Erez Ltd. had no liabilities of any nature except to the extent reflected or reserved against in Erez Ltd.'s Financial Statements, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and Erez Ltd.'s accounts receivable, if any, are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in Erez Ltd.'s Financial Statements.

         5.6. Absence of Material Changes. Between the date of Erez Ltd.'s Financial Statements and the date of this Agreement, there have not been, except as set forth in a list certified by the president of Erez Ltd. and delivered to Erez USA, (1) any changes in Erez Ltd.'s financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse;
(2) any damage, destruction, or loss of or to Erez Ltd.'s property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of Erez Ltd.'s capital stock, or any direct or indirect redemption, purchase, or other Erez USA of any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees.

         5.7. Litigation. There is no litigation or proceeding pending, or to Erez Ltd.'s knowledge, threatened against or relating to Erez Ltd., its properties or business, except as set forth in Schedule 5.7 or a list certified by the president of Erez Ltd. and delivered to Erez USA.

         5.8. Contracts. Erez Ltd. is not a party to any material contract other than those listed as Schedule 5.8 hereto.

         5.9. No Violation. Execution of this Agreement and performance by Erez Ltd. hereunder has been duly authorized by all requisite corporate action on the part of Erez Ltd., and this Agreement constitutes a valid and binding obligation of Erez Ltd., performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Erez Ltd. is subject or by which Erez Ltd. is bound.

         5.10. Taxes. Erez Ltd. has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. Erez Ltd. has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Erez Ltd. and are reflected in the financial statements furnished hereto.

         5.11. Title to Property. Erez Ltd. has good and marketable title to all properties and assets, real and personal, reflected in Erez Ltd.'s Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and Erez Ltd.'s properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

         5.12. Corporate Authority. Erez Ltd. has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its

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officers and performance thereunder.

         5.13. Access to Records. From the date of this Agreement to the Closing, Erez Ltd. will (1) give to Erez USA and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that Erez USA may inspect and audit them and (2) furnish such information concerning Erez Ltd.'s properties and affairs as Erez USA may reasonably request.

         5.14. Confidentiality. Until the Closing (and permanently if there is no Closing), Erez Ltd. and the Shareholders will keep confidential any information which they obtain from Erez USA concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, Erez Ltd. and the Shareholders will return to Erez USA all written matter with respect to Erez USA obtained by them in connection with the negotiation or consummation of this Agreement.

6.       Representations and Warranties of the Shareholders

         The Shareholders, individually and separately, represent and warrant as follows:

         6.1. Title to Shares. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Erez Ltd. shares which are listed in the attached schedule and which they have contracted to exchange.

         6.2. Litigation. There is no litigation or proceeding pending, or to each Shareholder's knowledge threatened, against or relating shares of Erez Ltd. held by the Shareholders.

7.       Representations and Warranties of Erez USA

         Erez USA represents and warrants as follows:

         7.1. Corporate Status. Erez USA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         7.2. Capitalization. The authorized capital stock of Erez USA consists of 100,000,000 shares of common stock, $.0001 par value per share, of which 500,000 shares are issued and outstanding, all fully paid and nonassessable and 20,000,000 shares of non- designated preferred stock. There are no shares of preferred stock issued or designated.

         7.3. Subsidiaries. Except as set out in attached schedule, Erez USA has no subsidiaries.

         7.4. Financial Statements. The audited financial statements of Erez USA of December 31, 1999 or such other period as acceptable Erez Ltd. ("Erez USA's Financial Statements") furnished to Erez Ltd. are correct and fairly present the financial condition of Erez USA as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.


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         7.5.     Undisclosed Liabilities. Erez USA had no liabilities of any nature except to the extent reflected or reserved against in Erez USA's Financial Statements, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and Erez USA's accounts receivable, if any, are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in Erez USA's Financial Statements.

         7.6. Absence of Material Changes. Between the date of Erez USA's Financial Statements and the date of this Agreement, there have not been, except as set forth in a list certified by the president of Erez USA and delivered to Erez Ltd., (1) any changes in Erez USA's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse;
(2) any damage, destruction, or loss of or to Erez USA's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of Erez USA's capital stock, or any direct or indirect redemption, purchase, or other Erez USA of any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees.

         7.7. Litigation. There is no litigation or proceeding pending, or to the Company's knowledge threatened, against or relating to Erez USA, its properties or business, except as set forth in a list certified by the president of Erez USA and delivered to Erez Ltd.

         7.8. Contracts. Erez USA is not a party to any material contract other than those listed as an attachment hereto.

         7.9. No Violation. Execution of this Agreement and performance by Erez USA hereunder has been duly authorized by all requisite corporate action on the part of Erez USA, and this Agreement constitutes a valid and binding obligation of Erez USA, performance hereunder will not violate any provision of any charter, by-law, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Erez USA is Subject or by which Erez USA is bound.

         7.10. Taxes. Erez USA has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. Erez USA has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Erez USA and are reflected in the financial statements furnished hereto.

         7.11. Title to Property. Erez USA has good and marketable title to all properties and assets, real and personal, reflected in Erez USA's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and Erez USA's properties and assets are Subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

         7.12. Corporate Authority. Erez USA has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its

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officers and performance thereunder.

         7.13. Confidentiality. Until the Closing (and permanently if there is no Closing), Erez USA and its representatives will keep confidential any information which they obtain from Erez Ltd. concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, Erez USA will return to Erez Ltd. all written matter with respect to Erez Ltd. obtained by it in connection with the negotiation or consummation of this Agreement.

         7.14. Investment Intent. Erez USA is acquiring the Erez Ltd. shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Erez USA has no commitment or present intention to liquidate Erez Ltd. or to sell or otherwise dispose of its stock.

8.       Conduct Pending the Closing

         Erez USA, Erez Ltd. and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

         8.1. No change will be made in the charter documents, by-laws, or other corporate documents of Erez USA or Erez Ltd.

         8.2. This Agreement will be submitted for shareholder approval with a favorable recommendation by the Board of Directors of each of Erez Ltd. and Erez USA and the Board of Directors of each will use its best efforts to obtain the requisite shareholder approval.

         8.3. Erez Ltd. and Erez USA will use their best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

         8.4. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Erez Ltd. shares of common stock owned by them.

9.       Conditions Precedent to Obligation of Erez Ltd. and the Shareholders

         Erez Ltd.'s and the Shareholders' obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Erez Ltd. or the Shareholders as appropriate:

         9.1. Erez USA's Representations and Warranties. The representations and warranties of Erez USA set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         9.2. Erez USA's Covenants. Erez USA shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

         9.3. Board of Director Approval. This Agreement shall have been approved by the Board of Directors of Erez USA.

         9.4. Supporting Documents of Erez USA. Erez USA shall have delivered to Erez Ltd. and the Shareholders supporting documents in form and substance reasonably satisfactory to Erez Ltd. and the Shareholders, to the effect that:

         (a) Erez USA is a corporation duly organized, validly existing, and in good standing;

         (b)      Erez USA's authorized capital stock is as set forth herein;

         (c) Certified copies of the resolutions of the board of directors of Erez USA authorizing the execution of this Agreement and the consummation hereof;

         (d) Secretary's certificate of incumbency of the officers and directors of Erez USA;

         (e) Erez USA's Financial Statement and unaudited financial statement from September 30, 1998 to close of most recent fiscal quarter; and

         (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10.      Conditions Precedent to Obligation of Erez USA

         Erez USA's obligation to consummate this merger shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Erez USA:

         10.1. Erez Ltd.'s and the Shareholders' Representations and Warranties. The representations and warranties of Erez Ltd. and the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         10.2. Erez Ltd.'s and the Shareholders' Covenants. Erez Ltd. and the Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

         10.3. Board of Director Approval. This Agreement shall have been approved by the Board of Directors of Erez Ltd.

         10.4. Shareholder Execution. This Agreement shall have been executed by the required number of shareholders of Erez Ltd.

         10.5. Supporting Documents of Erez Ltd. Erez Ltd. shall have delivered to Erez USA supporting documents in form and substance reasonably satisfactory to Erez USA to the effect that:

         (a) Erez Ltd. is a corporation duly organized, validly existing, and in good standing;

         (b)      Erez Ltd.'s capital stock is as set forth herein;

         (c) Certified copies of the resolutions of the board of directors of Erez Ltd.


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                  authorizing the execution of this Agreement and the
                  consummation hereof;

         (d) Secretary's certificate of incumbency of the officers and directors of Erez Ltd.;

         (e) Erez Ltd.'s Financial Statements and unaudited financial statements for the period from the date of the audited financial statements to the close of the most recent fiscal quarter; and

         (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

11.      Indemnification

         11.1. Indemnification of Erez USA. Erez Ltd. and the Shareholders severally (and not jointly) agree to indemnify Erez USA against any loss, damage, or expense (including reasonable attorney fees) suffered by Erez USA from (1) any breach by Erez Ltd. or the Shareholders of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties, or covenants by Erez Ltd. or the Shareholders herein; provided, however, that (a) Erez USA shall be entitled to assert rights of indemnification hereunder only if and to the extent that it suffers losses, damages, and expenses (including reasonable attorney fees) exceeding $50,000 in the aggregate and (b) Erez USA shall give notice of any claims hereunder within twenty-four months beginning on the date of the Closing. No loss, damage, or expense shall be deemed to have been sustained by Erez USA to the extent of insurance proceeds paid to, or tax benefits realizable by, Erez USA as a result of the event giving rise to such right to indemnification.

         11.2. Proportionate Liability. The liability of each Shareholder under this section shall be in the proportion that the total number of Erez USA shares to be received by him bears to the total number of Erez USA shares to be received by all the Shareholders and shall in no event exceed 25 percent of the value of the Erez USA shares received by such Shareholder. With respect to Shareholders that are estates, trusts, or custodianships, the executor, trustee, or custodian is a party to this Agreement only in its fiduciary capacity and liability hereunder shall be limited to the fiduciary assets and shall not extend to the assets of the executor, trustee, or custodian.

         11.3. Indemnification of Erez Ltd. and the Shareholders. Erez USA agrees to indemnify Erez Ltd. and the Shareholders against any loss, damage, or expense (including reasonable attorney fees) suffered by Erez Ltd. or by any of the Shareholders from (1) any breach by Erez USA of this Agreement or (2) any inaccuracy in or breach of any of Erez USA's representations, warranties, or covenants herein.

         11.4. Defense of Claims. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. As long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

12. Termination. This Agreement may be terminated (1) by mutual consent in writing;

(2) by either Erez Ltd., the Shareholders or Erez USA if there has been a material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by either Erez Ltd., the Shareholders or Erez USA if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing.

13. Shareholders' Representative. The Shareholders hereby irrevocably designate and appoint Joseph Postbinder as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their obligation to indemnify Erez USA hereunder.

14. Survival of Representations and Warranties. The representations and warranties of Erez Ltd., the Shareholders and Erez USA set out herein shall survive the Closing.

15.      Arbitration

         15.1. Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

         15.2. Consent to Jurisdiction, Situs and Judgement. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

         15.3. Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

         15.4. Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

         15.5. Rules of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

         15.6. Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

         15.7. Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

         15.8. Covenant Not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

         15.9. Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

         15.10. Survival. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

16.      General Provisions.

         16.1. Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

         16.2. Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         16.3. Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

         16.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

         If to Erez USA, to:

         Erez USA Corporation
         1504 R Street, N.W.
         Washington, D.C. 20009

         If to Erez Ltd., to:

         Export Erez Ltd.
         Industrial Zone Erez
         P.O. Box 779
         Ashkelon, Israel 78101

         If to the Shareholders, to:

         Joseph Postbinder
         Industrial Zone Erez
         P.O. Box 779
         Ashkelon, Israel 78101

         16.5. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         16.6. Assignment. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

         16.7. Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

         16.8. Exchange Agent and Closing Date. The Exchange Agent shall be Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

         16.9. Review of Agreement. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

         16.10. Schedules. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.

         16.11. Effective Date. This effective date of this agreement shall be February 7, 2000.

             Signature Page to Agreement and Plan of Reorganization
                          among Export Erez USA, Inc.,
                               Export Erez Ltd.,
                       and the holders of common stock of
                                Export Erez Ltd.


         IN WITNESS WHEREOF, the parties have executed this agreement.


                                             EXPORT EREZ USA, INC.


                                             By
                                                --------------------------------


                                             EXPORT EREZ LTD.


                                             By
                                                --------------------------------


                                             THE HOLDERS OF COMMON STOCK OF
                                             EXPORT EREZ LTD.:

                                             -----------------------------------
                                             Joseph Postbinder

                                             -----------------------------------
                                             Meira Postbinder

                                   Exhibit A


Number of             Number of
Erez Ltd. Shares      Erez USA
To Be                 Shares To Be          Name of                                     Israeli
Transferred           Received              Shareholder            Address              ID No.
-----------------     ------------------    ----------------       -------              ----------
11,740                 11,490,212           Joseph Postbinder      36 Htziunut St.      069658151
                                                                   Gani Barnea
                                                                   Ashkelon, Israel
                                                                   78741

    10                      9,788           Meira Postbinder       36 Htziunut St.      039155272
                                                                   Gani Barnea
                                                                   Ashkelon, Israel
                                                                   78741


                                  Schedule 5.3

                        Subsidiaries of Export Erez Ltd.

Mayotex Ltd., a limited liability company organized under the Companies Ordinance of the State of Israel.

                                  Schedule 5.7

                                   Litigation

11. Export Erez Ltd. v. Hametsayed Camping Products Industries, Tel Aviv-Jaffa Magistrate's Court, Claim No. 122779/98 in the amount of NIS 89,629, plus interest, costs and attorneys' fees. The case is pending and hearings are in progress.

12. Export Erez v. Key Kam International Trade Ltd., Yakov Madmoni, Yosef Zagron and Rony Madmoni, Tel Aviv-Yaffa Magistrate's Court, Claim No. 76866/99A in the amount of NIS 35,048 plus interest, costs and attorneys' fees. Service has not been effected on the defendants.

                                  Schedule 5.8

                               Material contracts

1. Unprotected Rental Agreement dated January 1, 1998 between Yosef Postbinder as landlord and Export Erez as Tenant with respect to 1,675 square meter building in Erez Industrial Zone.

2. Limited Partnership Agreement dated March 16, 1999 between Orlite Industries (1959) Ltd. as limited partner and Export Erez Ltd. as general partner with respect to the manufacture and marketing of helmets.

3. Leasing Contract dated August 7, 1998 between the Commissioner for Government and Abandoned Property in the Gaza Strip as Lessor and Export Erez Ltd. as Lessee.

4. Index Linked Shekel Contract dated June 25, 1997 between Hamit Bader Israeli Car Rental Company and Export Erez Ltd. with respect to Citroen Berlingo automobile.

5. Unprotected Rental Agreement dated January 1, 1998 between Export Erez Ltd. as Landlord and Mayotex Ltd. as Tenant with respect to 600 square meter space in 1,200 square meter industrial building.

6. Unprotected Rental Agreement dated December 23, 1997 between M.L. Investments & Development Ltd. as Landlord and Export Erez Ltd. as Tenant with respect to 380 square meters in a building known as Building No. 21 in the Netivot region.